As filed with the Securities and Exchange Commission on December 22, 1997
                                                           Registration No.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                ------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                ------------------------------------------------


                                IVAX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             FLORIDA                                      16-1003559
 (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                    4400 BISCAYNE BLVD., MIAMI, FLORIDA 33137
               (Address of Principal Executive Offices, Zip Code)

                IVAX CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                              ARMANDO A. TABERNILLA
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                IVAX CORPORATION
                             4400 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33137
                                 (305) 575-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------

                                CALCULATION OF REGISTRATION FEE
========================================================================================================================
TITLE OF SECURITIES              AMOUNT TO          PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
TO BE REGISTERED               BE REGISTERED   OFFERING PRICE PER UNIT (1)AGGREGATE OFFERING PRICE (1) REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $. 10 PAR        4,000,000 (2)            $6.96875                $27,875,000.00             $8,447.00
VALUE
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of such Common Stock on December 16, 1997 on the American Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Commission.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed by IVAX Corporation (the "Registrant") with the Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 1-09623).

2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (Commission File No. 1-09623).

3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (Commission File No. 1-09623).

4. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (Commission File No. 1-09623).

5.       The Registrant's Proxy Statement dated August 12, 1997.

6. The Registrant's Current Report on Form 8-K filed on March 28, 1997 (Commission File No.1- 09623).

7. The Registrant's Current Report on Form 8-K filed on June 6, 1997 (Commission File No.1-09623).

8. The Registrant's Current Report on Form 8-K filed on July 9, 1997 (Commission File No.1-09623).

9. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

10. The description of the Registrant's Common Stock, par value $.10 per share, to be offered pursuant to the Registrant's 1997 Employee Stock Option Plan (the "1997 Plan"), which description is contained in the Registration Statement on Form 8-B filed by the Registrant with the Commission on July 28, 1993 (Commission File No. 1-09623), including all amendments and reports filed after the date hereof for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         FLORIDA BUSINESS CORPORATION ACT. Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

        Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.
Section 607.0850 further provides that such indemnification may be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct.

         In addition to the foregoing, Section 607.0850 permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes
607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

          Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

         BY-LAWS. The Registrant's bylaws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

         INDEMNIFICATION AGREEMENTS. The Registrant has entered into indemnification agreements with each of its officers and directors. The indemnification agreements generally provide that the Registrant will pay certain amounts incurred by an officer or director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Registrant (derivative suits) where the individual's involvement is by reason of the fact that he was or is an officer or director. Under the indemnification agreements, an officer or director will not receive indemnification if such person is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. The agreements provide a number of procedures and presumptions used to determine the officer's or director's right to indemnification and include a requirement that in order to receive an advance of expenses, the officer or director must submit an undertaking to repay any expenses advanced on his behalf that are later determined he was not entitled to receive.

         DIRECTOR AND OFFICER LIABILITY INSURANCE. The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

         INDEMNIFICATION UNDER THE 1997 PLAN. The 1997 Plan provides that, in addition to such rights as they may have as directors of the Registrant, the members of the committee of the board of directors of the Registrant which administers the 1997 Plan shall be indemnified by the Registrant, to the fullest extent permitted by law, with respect to any action or failure to act relating to the 1997 Plan or any stock option granted thereunder.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  *4.1 Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B filed by the Registrant with the Commission on July 28, 1993 (Commission File No. 1-09623)

                  *4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 filed by the Registrant with the Commission on November 14, 1997 (Commission File No. 1-09623).

                  *4.3 Indenture dated November 26, 1991, between the Registrant and First Trust National Association, as Trustee, with respect to the Registrant's 6 1/2% Convertible Subordinated Notes due November 15, 2001, incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991.

                  *4.4 Form of 6 1/2% Convertible Subordinated Notes due November 15, 2001 in Global Form, incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991.

                  5        Opinion of Steel Hector & Davis LLP.

                  23.1     Consent of Arthur Andersen LLP.

                  23.2     Consent of Steel Hector & Davis LLP is included in
                           Exhibit 5.

                  24 Power of Attorney (included on signature pages of this Registration Statement).

                  99       IVAX Corporation 1997 Employee Stock Option Plan.

*  Incorporated by reference as indicated.

ITEM 9.           UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 19th day of December, 1997.

                                  IVAX CORPORATION



                                  By: /s/ PHILLIP FROST, M.D.
                                      ------------------------------------------
                                      Phillip Frost, M.D., Chairman of the Board
                                      and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints Phillip Frost, M.D. and David R. Bethune, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                                              TITLE                              DATE
---------                                              -----                              ----
/S/ PHILLIP FROST, M.D.                         Chairman of the Board                     December 19, 1997
-----------------------------                   and Chief Executive Officer
Phillip Frost, M.D.                             (Principal Executive Officer)

/S/ DAVID R. BETHUNE                            President and Chief                       December 19, 1997
-----------------------------                   Operating Officer
David R. Bethune

/S/ THOMAS E. BEIER                             Chief Financial Officer                   December 19, 1997
-----------------------------                   (Principal Financial Officer)
Thomas E. Beier

/S/ MICHAEL METZKES                             Vice President-Accounting                 December 19, 1997
-----------------------------                   (Principal Accounting Officer)
Michael Metzkes

/S/ JACK FISHMAN, PH.D.                         Director                                  December 19, 1997
-----------------------------
Jack Fishman, Ph.D.

/S/ JANE HSIAO, PH.D.                           Director and Vice Chairman-               December 19, 1997
-----------------------------                   Technical Affairs
Jane Hsiao, Ph.D.

                                      - 9 -






/S/ NEIL FLANZRAICH                             Director                                  December 19, 1997
-----------------------------
Neil Flanzraich

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


                                  EXHIBIT INDEX

EXHIBIT
   NO.
-------

5        Opinion of Steel Hector & Davis LLP.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Steel Hector & Davis LLP is included in Exhibit 5.

24       Power of Attorney (included on signature pages of this Registration
         Statement).

99       IVAX Corporation 1997 Employee Stock Option Plan.